Exhibit l

[Letterhead of Willkie Farr & Gallagher LLP]

December 3, 2013

Medallion Financial Corp.

437 Madison Avenue

New York, New York 10022

Re:	Medallion Registration Statement on Form N-2 (File No. 333-178644)

Ladies and Gentlemen:

We have acted as counsel to Medallion Financial Corp., a corporation organized under the laws of the State of Delaware and a non-diversified closed-end management investment company that has elected to be treated as a “business development company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “Company”), in connection with the preparation of a registration statement on Form N-2, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act relating to an offering by the Company of up to $100,000,000 of: (i) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) subscription rights to purchase Common Stock (the “Subscription Rights”) and (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”). The Registration Statement provides that the Common Stock may be issued and sold by the Company from time to time in amounts, at prices and on terms to be set forth in the prospectus (the “Prospectus”) and supplements to the Prospectus, if any (each, a “Prospectus Supplement”).

This opinion letter is rendered in connection with the issuance and sale of up to 2,900,000 shares of Common Stock (the “Shares”), as described in the Prospectus Supplement, dated as of December 3, 2013, filed with the Securities and Exchange Commission pursuant to Rule 497 under the Securities Act. The Shares are being sold by the Company pursuant to an underwriting agreement, dated as of December 3, 2013, by and among the Company and Morgan Stanley & Co. LLC as representative of the several underwriters named therein (the “Underwriting Agreement”).

We have examined such documents as we have considered necessary for purposes of this opinion, including: (i) the Registration Statement, including the Prospectus and Prospectus

Supplement, (ii) the Underwriting Agreement, (iii) the resolutions of the board of directors of the Company, or a duly authorized committee thereof, relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement and (b) the authorization of the issuance, offer and sale of the Shares pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company, (iv) copies of the Company’s Certificate of Incorporation and By-laws and (v) copies of such records of the Company and such other certificates and such other documents and matters of law as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates or comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties, (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies and (iii) the legal capacity and competency of natural persons.

We have also assumed that, at or prior to the delivery of any such Security, (i) each party to any document (other than the Company) has the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such party; (ii) each party to such documents (other than the Company) has duly and validly executed and delivered such documents and such documents are valid and binding obligations of such parties and (iii) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than the Company) have been obtained by such parties.

Based upon the foregoing and subject to the assumptions, qualifications and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance and when issued and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1.	The opinions expressed herein are limited to the laws of Delaware General Corporation Law as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

2.	This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus Supplement included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP